UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2015

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 4, 2015, the Board of Directors (the “Board”) of General Communication, Inc. (the “Company”) authorized an increase in the number of members of the Board from nine members to ten members with such new member designated as a Class II director whose term will expire at the annual meeting to be held in 2015.  Also on March 4, 2015, the Board appointed Eric Zinterhofer as a new Class II Director. Mr. Zinterhofer accepted the appointment to serve on the Company’s Board on March 4, 2015.

The compensation of Mr. Zinterhofer will be consistent with that provided to all of the Company’s non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on May 14, 2014.

Mr. Zinterhofer was appointed to the Board pursuant to the previously announced Securityholder Agreement, dated as of December 4, 2014, between the Company and Searchlight ALX, L.P. Under such agreement, Searchlight ALX, L.P. is entitled, subject to the conditions thereof, to appoint one director to the Board for as long as any principal amount of the Note (as defined in such agreement) remains outstanding. The terms of such agreement and the Note are described in the Form 8-Ks filed by the Company with the SEC on December 10, 2014 and on February 3, 2015, and are incorporated herein by reference.

There is no arrangement or understanding under which Mr. Zinterhofer was appointed other than as described in this Item 5.02.  There are no transactions involving Mr. Zinterhofer requiring disclosure under Item 404(a) of Regulation S-K, other than as described in this Item 5.02.

Mr. Zinterhofer is a Founding Partner of Searchlight Capital Partners. Prior to co-founding Searchlight, Mr. Zinterhofer was co-head of the media and telecommunications investment platform at Apollo Management, L.P. Mr. Zinterhofer has been an active cable investor over the last 15 years in companies such as Charter Communications, Liberty Cablevision Puerto Rico, Unity Media, Cablecom and Primacom. Mr. Zinterhofer is also an active investor in the fiber, wireless and satellite sectors, having invested in Integra Telecom, IPCS, Spectrasite and Dish TV India. Mr. Zinterhofer received B.A. degrees in Honors Economics and European History from the University of Pennsylvania and received a M.B.A. from Harvard Business School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: March 10, 2015

	By	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Senior Vice President,
Chief Financial Officer
and Secretary
(Principal Financial Officer)